Exhibit 4.2

Warrant No. ___	___________________, 20__

FORM OF
WARRANT TO PURCHASE SERIES [A-1/A-2]1 CONVERTIBLE PREFERRED STOCK
OF
GREEKTOWN SUPERHOLDINGS, INC.

          Greektown Superholdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] (together with its successors and assigns and any transferee of this Warrant, and its successors and assigns, the “Holder”), is entitled, subject to the terms and conditions set forth in this warrant (this “Warrant”), to purchase from the Company, at any time or times on or after the date on which the Holder is not prohibited by Article Twelfth of the Company’s Certificate of Incorporation from exercising this Warrant, but not after 5:00 P.M., New York City time on the later of (i) June 30, 2020 or (ii) the thirtieth day following the date on which the Holder receives notice from the Company that it is not prohibited by Article Twelfth of the Company’s Certificate of Incorporation from exercising this Warrant (the “Expiration Date”),________(____) duly authorized, validly issued, fully paid, nonassessable shares of Series [A-1/A-2] Preferred Stock (as defined below) (the “Warrant Shares”), which shall be adjusted or readjusted from time to time as provided in this Warrant, at an initial purchase price per share equal to $.01 (the “Initial Warrant Price”), which shall be adjusted or readjusted from time to time as provided in this Warrant (as adjusted, the “Warrant Price”). The aggregate price of the Warrant Shares purchasable under this Warrant shall be equal to the Initial Warrant Price multiplied by the number of Warrant Shares initially purchasable under this Warrant. The aggregate price is sometimes referred to in this Warrant as the “Aggregate Warrant Price” and is not subject to adjustment.

          This Warrant evidences the right to purchase an aggregate of [________] shares of the Company’s Series [A-1/A-2] Convertible Preferred stock, par value $0.01 per share (the “Series [A-1/A-2] Preferred Stock”), subject to adjustment as provided herein.

Section 1. Exercise

          1.1. Manner of Exercise

               (a) The Holder may exercise this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date, by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by the Holder, specifying the number of Warrant Shares (without giving effect to any adjustment

[1]	This form shall be used with respect to warrants to purchase shares of either Series A-1 Convertible Preferred Stock or Series A-2 Convertible Preferred Stock of the Company.

thereto) to be issued to the Holder as a result of such exercise, (ii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and (iii) by tendering payment for the shares of Series [A-1/A-2] Preferred Stock designated by the Exercise Notice in lawful money of the United States in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, or by the cancellation of indebtedness of the Company owed to the Holder, or in any combination thereof, of an amount equal to the product of (A) the Initial Warrant Price and (B) the number of Warrant Shares (without giving effect to any adjustment thereof) as to which this Warrant is being exercised.

               (b) Net Exchange. The Holder may, in lieu of exercising or converting this Warrant pursuant to the terms of Section 1.1(a), elect to exchange this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit B (the “Exchange Notice”), duly executed by the Holder, specifying the number of Warrant Shares (without giving effect to any adjustment thereto) to be issued to the Holder as a result of such exchange, and (ii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and the Holder shall thereupon be entitled to receive the number of Warrant Shares equal to the product of (A) the number of Warrant Shares issuable upon exercise of this Warrant (or, if only a portion of this Warrant is being exercised, issuable upon the exercise of such portion) for cash, determined as provided in Section 2, and (B) a fraction, the numerator of which is the Fair Market Value per share of Series [A-1/A-2] Preferred Stock at the time of such exercise minus the Warrant Price in effect at the time of such exercise, and the denominator of which is the Fair Market Value per share of Series [A-1/A-2] Preferred Stock at the time of such exercise, such number of shares so issuable upon such exchange to be rounded up or down to the nearest whole number of shares of Series [A-1/A-2] Preferred Stock.

               (c) The “exchange” of this Warrant pursuant to Section 1.1(b) is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code.

               (d) For all purposes of this Warrant (other than this Section 1.1), any reference herein to the exchange of this Warrant into Series [A-1/A-2] Preferred Stock in accordance with the terms of Section 1.1(b), and any reference to an “Exercise Notice” shall be deemed to include a reference to an Exchange Notice in accordance with the terms of Section 1.1(b).

          1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall be deemed to have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Series [A-1/A-2] Preferred Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the Holder or Holders of record thereof. No fractional shares of Series [A-1/A-2] Preferred Stock shall be issued upon exercise of this Warrant. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Warrant Shares that the holder is at the time exercising for shares of Series [A-1/A-2] Preferred Stock and the aggregate number of shares of Series [A-1/A-2] Preferred Stock issuable upon such conversion.

          1.3. Delivery of Stock Certificates Upon Exercise. As soon as practicable after exercise of this Warrant in accordance with this Section 1, but in no event later than five (5) Business Days after such exercise, the Company shall at its expense cause to be issued in the name of and delivered to the Holder or, subject to Section 5 of this Warrant, as the Holder may direct: (a) a certificate or certificates for the number of Warrant Shares, determined as provided in Section 2 of this Warrant, to which the Holder shall be entitled upon such exercise and, (b) unless this Warrant has expired or has been exercised in full, a new Warrant (or Warrants) substantially in the form of, and on the terms in, this Warrant, for the number of Warrant Shares remaining following such exercise (without giving effect to any adjustment thereto), and shall be subject to adjustment as provided for in this Warrant as of the date hereof.

          1.4. Dividends. The Holder of this Warrant shall be entitled to receive any and all dividends and other distributions which would have been paid or payable to the Holder of this Warrant on the Warrant Shares which Holder would have held had this Warrant been fully exercised immediately prior to the date on which a record is taken for such dividend or distribution, or, if no record is taken, the date as of which the record holders of shares of Series [A-1/A-2] Preferred Stock entitled to such dividend or distribution are to be determined, all in accordance with the Certificate of Incorporation, but such dividends shall be payable only if, as and when this Warrant is exercised.

          1.5. Early Termination. In the event of, at any time prior to the earlier of: (i) the Expiration Date or (ii) the exercise in full of this Warrant, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or the sale, lease, transfer, exclusive license or other disposition in a single transaction or series of related transactions of all or substantially all of its assets to any other person and such transaction results in a liquidation, dissolution or winding up of the Company pursuant to Section B.3 of Article 4 of the Company’s Certificate of Incorporation, the Company shall provide to the Holder twenty (20) days advance written notice of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets (each a “Sale Event”), and the Holder shall be entitled to receive, subject to the consummation of the Sale Event, the cash, securities and other property that the Holder would have received in respect of the Warrant Shares had the Holder exercised this Warrant immediately prior to the effective time of such Sale Event less an amount equal to (x) the number of Warrant Shares then subject to this Warrant multiplied by (y) the Warrant Price then in effect hereunder.

          1.6. Limitations on Exercise. Notwithstanding anything in this Warrant to the contrary, the exercise of this Warrant and the issuance of the Warrant Shares by the Company upon such exercise are subject to Article Twelfth of the Certificate of Incorporation which prohibits the issuance of shares of capital stock of the Company in certain circumstances.

Section 2. Adjustments to Warrant Price and Warrant Shares

          The per share Warrant Price and the number of Warrant Shares deliverable under this Warrant shall be adjusted from time to time as follows:

          2.1. Adjustment of Warrant Price. In the event of changes in the outstanding Preferred Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same Aggregate Warrant Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant.

          2.2. Other Changes. If any change in the outstanding shares of Series A Preferred Stock of the Company or any other event occurs as to which the other provisions of this Section 2 are not strictly applicable or, if strictly applicable, would not fairly protect the purchase rights of the Holder, the Board of Directors of the Company shall make an adjustment in the number and class of shares available under this Warrant, the per share Warrant Price or the application of such provisions, so as to protect the purchase rights of the Holder of this Warrant. The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same Aggregate Warrant Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

          2.3. Conversion of Series A Preferred Stock. In the event that all of the Company’s outstanding shares of Series [A-1/A-2] Preferred Stock shall have been converted into Common Stock in accordance with the Certificate of Incorporation prior to the earlier of: (i) the Expiration Date or (ii) the exercise in full of this Warrant, then the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant) in replacement of this Warrant, so that the holder of this Warrant shall have the right to receive, upon exercise of this Warrant, that number of shares of Common Stock equal to the number of shares of Common Stock and Series [A-1/A-2] Preferred Stock that would have been received if this Warrant had been exercised in full and the Series [A-1/A-2] Preferred Stock received thereupon had been simultaneously converted into Common Stock immediately prior to such event, and the per share Warrant Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the Aggregate Warrant Price of the number of shares of Series [A-1/A-2] Preferred Stock for which this Warrant was exercisable immediately prior to such conversion by (ii) the number of shares of Common Stock and Series [A-1/A-2] Preferred Stock for which this Warrant is exercisable immediately after such conversion. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 of this Warrant.

Section 3. Representations and Warranties

          The Company hereby represents and warrants as of the date of issuance of this Warrant, as follows:

               (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (b) the execution, delivery, issuance and performance by the Company of this Warrant are within its powers and have been duly authorized by all necessary corporate action; and

               (c) this Warrant constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 4. Covenants of the Company

          4.1. The Company covenants and agrees that:

               (a) all shares Series [A-1/A-2] Preferred Stock and/or Common Stock that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable;

               (b) during the period within which this Warrant may be exercised, it will at all times have authorized and reserved a sufficient number of shares of Series [A-1/A-2] Preferred Stock and Common Stock to provide for the exercise of rights represented by this Warrant;

               (c) if any shares of Series [A-1/A-2] Preferred Stock and/or Common Stock reserved or to be reserved to provide for the exercise of this Warrant require registration with or approval of any governmental or self-regulatory authority under any federal or state law or stock exchange or NASDAQ rule before such shares may be validly issued, then it shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be;

               (d) if it shall have filed a registration statement pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or a registration statement pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements the securities and exchange commission (including Rule 144 promulgated by such commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any restricted securities; and

               (e) it shall not, by amendment to the Certificate of Incorporation (whether by way of merger, operation of law, or otherwise) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment as if the Holder was a stockholder of the Company entitled to the benefit of fiduciary duties afforded to stockholders under Delaware law. Any successor to the Company shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Company hereunder with respect to the Warrant.

Section 5. Restrictions on Transfer

          5.1. Restrictions on Transfer of Warrant Shares. The Warrant Shares issuable upon exercise of this Warrant shall be subject to the restrictions on transfer set forth in the Certificate of Incorporation, including those set forth in Article Twelfth thereof.

Section 6. Miscellaneous

          6.1. Notice of Adjustments.

               (a) In each case of any adjustment or readjustment in the Warrant Price and the Warrant Shares issuable upon exercise of this Warrant, the Company shall promptly thereafter compute such adjustment or readjustment in accordance with the terms of this Warrant and provide written report thereof certified by the Chief Financial Officer of the Company to the Holder stating the number of Warrant Shares and the Warrant Price, after giving effect to such adjustment or readjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               (b) The Company shall, within (10) days of receipt of a written request by Holder or Holders who retain the right to receive greater than fifty percent (50%) of the shares of Series A Preferred Stock issuable upon exercise of all outstanding warrants issued by the Company, cause independent certified public accountants of recognized national standing, which may be the regular auditors of the Company, selected by the Company to verify such computations reported pursuant to Section 6.1(a), other than any computation that pursuant to the provisions of this Warrant are to be determined reasonably and in good faith by the Board of Directors. The Company shall promptly prepare, and remit to Holder, a copy of such independent accountant’s report setting forth such adjustment or readjustment, showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based.

               (c) The Company shall also keep copies of all such reports generated pursuant to this Section 6.1 at its principal offices and will cause the same to be available for inspection at such offices during normal business hours by Holder any prospective purchaser of this Warrant designated by Holder.

          6.2. Notice of Certain Events. In case at any time:

               (a) the Company shall pay any dividend upon, or make any distribution in respect of, its stock of the Company;

               (b) the Company shall propose to register any of its equity securities under the Securities Act in connection with a public offering; or

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give notice to Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such public offering, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall be given not less than ten (10) days prior to the record date or the date on which the transfer books of the Company are to be closed in respect thereto in the case of an action specified in clause (i) and at least twenty (20) days prior to the action in question in the case of an action specified in clause (ii).

          6.3. Notice. Any notice that is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses: if to the Company: Greektown Superholdings, Inc., [Address], Facsimile: [__________], or at any other address designated by the Company, to Holder; if to Holder, [_____________________], Facsimile: [___] [___________], or at any other address designated by Holder to the Company in writing.

          6.4. No Change in Warrant Terms on Adjustment. Irrespective of any adjustment in the Warrant Price or the number of shares of Series [A-1/A-2] Preferred Stock, this Warrant, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of shares of Series [A-1/A-2] Preferred Stock as are stated herein and the Warrant Price and such number of Series [A-1/A-2] Preferred Stock shares specified herein shall be deemed to have been so adjusted.

          6.5. Issuance and Transfer Taxes. The issuance of certificates for shares of Series [A-1/A-2] Preferred Stock upon any exercise of this Warrant shall be made without charge to Holder for any stamp, transfer, recording, issuance or any other similar tax in respect thereto; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder or upon any transfer of this Warrant.

          6.6. Exchange of Warrant. This Warrant is exchangeable at no cost to the Holder upon the surrender hereof by Holder at such office or agency of the Company, for a new warrant of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder from time to time after giving effect to all the provisions hereof, each of such new warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

          6.7. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall at no cost to the Holder, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

          6.8. Governing Law. This Warrant shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the Delaware, without giving effect to conflict of laws principles thereof.

          6.9. Section Headings; Construction. The descriptive headings in this Warrant have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of this Warrant and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant and the agreements, documents and instruments executed and delivered in connection herewith.

          6.10. Dispute Resolution.

               (a) All disputes, claims, or controversies arising out of or relating to this Warrant or the negotiation, breach, validity or performance hereof that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. in [Delaware] before a single arbitrator (the “Arbitrator”). The parties understand and agree that this arbitration shall apply equally to claims of fraud or fraud in the inducement.

               (b) The parties covenant and agree that the arbitration shall commence within one hundred eighty (180) days of the date on which a written demand for arbitration is filed by any party hereto (the “Filing Date”). In connection with the arbitration proceeding, the Arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the Arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the Arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witnesses or experts. The Arbitrator’s decision and award shall be made and delivered within two hundred forty (240) days of the Filing Date. The Arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The Arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Warrant, and each party hereby irrevocably waives any claim to such damages.

               (c) The parties covenant and agree that they will participate in the arbitration in good faith and that they will (i) bear their own attorneys’ fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by the Arbitrator. Any party unsuccessfully refusing to comply with an order of the Arbitrator shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. This Section 6.10 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the purpose of avoiding immediate and irreparable harm or to enforce its rights under any non-competition covenants.

          6.11. Consent to Jurisdiction. Except as provided in Sections 6.10(c) and 6.12, each of the parties hereto irrevocably and unconditionally consents to the jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Warrant or the negotiation, breach, validity or performance hereof, and further consents to the sole and exclusive jurisdiction of the courts of Delaware for the purposes of enforcing the arbitration provisions of Section 6.10 of this Warrant. Each party further irrevocably waives any objection to proceeding before the Arbitrator based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the Arbitrator has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

          6.12. Remedies; Severability. Notwithstanding Sections 6.10 and 6.11, it is specifically understood and agreed that any breach of the provisions of this Warrant by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Warrant.

          6.13. Integration. This Warrant, including the exhibits referred to herein, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          6.14. No Rights or Liabilities as Stockholder. Except as expressly set forth herein, nothing contained in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company or as imposing any obligation on Holder to purchase any securities or as imposing any liabilities on Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or creditors of the Company.

          6.15. Waivers and Consents; Amendments.

               (a) For the purposes of this Warrant and all documents executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof. No covenant or provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision contemplated herein.

               (b) No amendment to this Warrant may be made without the written consent of the Company and Holder.

               (c) Any actions required to be taken with respect to consents, approvals or waivers required or contemplated to be given by Holder, shall require the consent, approval or waiver, as applicable, of the Holder.

          6.16. Certain Definitions. The following terms as used in this Warrant shall have the following meanings:

               (a) An “Affiliate” means any person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned person. A person shall be deemed to control another person if such first person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second person, whether through the ownership of voting securities, by contract or otherwise.

               (b) “Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City, New York are authorized or obligated by law or executive order to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

               (c) “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended from time to time.

               (d) “Code” means the Internal Revenue Code of 1986, as amended.

               (e) “Fair Market Value” means either (i) the Market Price, if any, of a share of Series [A-1/A-2] Preferred Stock or (ii) if no Market Price exists, the value (which shall not take into effect any minority discounts) of a share of Series [A-1/A-2] Preferred Stock as determined in good faith by the Board of Directors.

               (f) “Market Price” of any security means the value determined in accordance with the following provisions:

               (i) if such security is listed on a national securities exchange registered under the Exchange Act, a price equal to the average of the closing sales prices for such security on such exchange for each day during the twenty (20) consecutive trading days immediately preceding the date in question; and

               (ii) not so listed, and such security is quoted on NASDAQ, a price equal to the average of the closing bid and asked prices for such security quoted on such system each day during the 20 consecutive trading days immediately preceding the date in question.

          6.17. Other Definitional Provisions.

               (a) Except as otherwise specified herein, all references herein:

(i) to any person other than the Company, shall be deemed to include such person’s successors and assigns;

(ii) to the Company shall be deemed to include the Company’s successors; and

(iii) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

               (b) When used in this Warrant, the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section” and “Exhibit” shall refer to Sections of, and Exhibits to, this Warrant unless otherwise specified.

               (c) Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

               IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized as of the date first written above.

GREEKTOWN SUPERHOLDINGS, INC.

By:

Name:
Title:

ATTEST:

By:

Name:
Title:

EXHIBIT A
FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant pursuant to Section 1.1(a)]

To: Greektown Superholdings, Inc.

          The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ____2 shares of the Common Stock and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is_____________________________________.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

[2]

Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered in accordance with the terms of the Warrant, representing the unexercised portion of the Warrant, to the Holder surrendering the Warrant.

EXHIBIT B
FORM OF EXCHANGE NOTICE

[To be executed only upon net exchange of the Warrant pursuant to Section 1.1(b)]

To: Greektown Superholdings, Inc.

          The undersigned registered Holder of the within Warrant hereby irrevocably exchanges such Warrant with respect to _________3 shares of the Common Stock which such Holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is _________________________.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant

(Street Address)

(City) (State) (Zip Code)

[3]

Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exchange, the portion thereof as to which this Warrant is being exchanged), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exchange. In the case of a partial exchange, a new Warrant or Warrants will be issued and delivered in accordance with the terms of the Warrant, representing the unexchanged portion of the Warrant, to the Holder surrendering the Warrant.